Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

             In connection with the Quarterly Report on Form 10-Q of Regency Affiliates, Inc. (the "Company") for the six month period ended June 30, 2009 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Laurence S. Levy, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

              (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

              (2)  The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated:  September 29, 2009

By: /s/ Laurence S. Levy
       Laurence S. Levy
       President and Chief Executive Officer